UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2007

GREENLIGHT CAPITAL RE, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

001-33493 (Commission File Number)	N/A (IRS Employer Identification No.)

802 West Bay Road The Grand Pavilion P.O. Box 31110 Grand Cayman, Cayman Islands (Address of Principal Executive Offices)	KY1-1205 (Zip Code)

(345) 745-4573
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2007, Greenlight Reinsurance, Ltd. (the “Company”), the principal subsidiary of Greenlight Capital Re, Ltd., amended the Letter of Credit Facility, dated October 12, 2005 between the Company and Citibank, N.A., (the “Agreement”). The amendment provides, in part, that the letter of credit maximum amount referenced in the Agreement be increased to US$400,000,000 from the original amount of US$200,000,000 with retroactive effect as of August 28, 2007. The foregoing summary of the amendment to the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment attached as Exhibit 10.1 and incorporated by reference herein.

Item 8.01. Other Events

On November 6, 2007, A.M. Best Company, Inc. issued a press release announcing the affirmation of the Company’s rating. A.M. Best affirmed a financial strength rating (FSR) of A– (Excellent) and an issuer credit rating (ICR) of “a–” for the Company. The outlook for all ratings is stable.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

10.1 Letter of Credit Facility amendment letter dated November 2, 2007 and acknowledged and accepted on November 8, 2007 between Greenlight Reinsurance, Ltd. and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2007	GREENLIGHT CAPITAL RE, LTD.
	By:	/s/ Leonard Goldberg
Leonard Goldberg Chief Executive Officer